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                                                                     Exhibit 5.2

                         (GLOBAL LAW OFFICE LETTERHEAD)

October [ ], 2007

Focus Media Holding Limited
28-30/F, Zhao Feng World Trade Building
369 Jiangsu Road
Shanghai 200050
PRC

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
USA

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
USA

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
250 Vesey Street
New York, New York 10080
USA

As Representatives of the several Underwriters listed in Schedule I to the Underwriting Agreement

Citibank, N.A., as Depositary
388 Greenwich Street
New York, New York 10013

USA

Dear Sirs,

RE: FOLLOW-ON OFFERING OF AN AGGREGATE OF 13,720,873 AMERICAN DEPOSITARY SHARES ("ADSS") REPRESENTING 68,604,365 ORDINARY SHARES OF PAR VALUE US$0.00005 PER SHARE BY FOCUS MEDIA HOLDING LIMITED ("COMPANY") AND CERTAIN SELLING SHAREHOLDERS IDENTIFIED IN SCHEDULE II OF THE UNDERWRITING AGREEMENT DATED [ -- ]TH, 2007 ("OFFERING") AND LISTING OF THE COMPANY'S ADSS ON THE NASDAQ NATIONAL MARKET (TOGETHER "TRANSACTION")

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We are qualified lawyers of the People's Republic of China (the "PRC") and as such, we are qualified to issue this opinion on the laws of the PRC.

We have acted as the PRC legal counsel to Company in connection with the PRC legal issues concerning the Transaction and, in such a capacity, been instructed to issue this opinion pursuant to the terms of the Underwriting Agreement dated [ -- ]th, 2007 (the "Underwriting Agreement") among the several underwriters, the Company, Jason Nanchun Jiang as the controlling person and the several Selling Shareholders named therein.

We act as the PRC counsel to the Company solely in connection with (A) the Company's Registration Statement, the Prospectus and the Pricing Disclosure Package (including the Pricing Prospectus and the Issuer Free Writing Prospectuses) as of the Applicable Time relating to the Offering, and (B) the Transaction.

Specifically, we have been requested, pursuant to the terms of the Underwriting Agreement, to give this opinion on, inter alia,

(A) the legality of the ownership structures of all of the following entities (collectively referred to herein as the "PRC Group Entities");

      (i)   Focus Media Technology (Shanghai) Co., Ltd. ("Focus Media
            Technology");

      (ii) New Focus Media Technology (Shanghai) Co., Ltd. ("New Focus Media Technology");

      (iii) Focus Media Digital Information Technology (Shanghai) Co., Ltd. ("Focus Media Digital");

      (iv) Shanghai New Focus Media Advertisement Co., Ltd. ("New Focus Media Advertisement");

      (v) Shanghai Framedia Investment Consulting Co., Ltd. ("Framedia Investment");

      (vi)  Beijing Dotad Technology Co., Ltd. ("Dotad Technology");

      (vii) New Allyes Information Technology (Shanghai) Co., Ltd. ("New Allyes Technology");

      (viii)Beijing Jinglongtian Technology Co., Ltd.("Jinglongtian
            Technology");

      (ix) Shanghai Focus Media Advertisement Co., Ltd. ("Focus Media Advertisement") and its branches in Beijing, Shenzhen, Guangzhou, Wenzhou, Suzhou, Wuxi, Mianyang, and Maoming (collectively, the "Advertising Branches");

      (x) Shanghai Focus Media Advertising Agency Co., Ltd. ("Focus Media Advertising Agency");

      (xi) Shanghai Framedia Advertisement Development Co., Ltd ("Framedia Advertisement");

      (xii) Shanghai New Structure Advertisement Co., Ltd ("New Structure Advertisement");

      (xiii)Guangdong Shiji Shenghuo Advertisement Co., Ltd. ("Guangdong Framedia");

      (xiv) Beijing Focus Media Wireless Co., Ltd. ("Focus Media Wireless");

      (xv)  Shenzhen E-Time Commercial Consulting Co., Ltd. ("Shenzhen E-Time");

      (xvi) Shanghai Focus Media Defeng Advertisement & Communication Co., Ltd.("Focus Media Defeng"); and,

      (xvii)each of the Subsidiaries of Focus Media Advertisement ("Advertising Subsidiaries") listed in the Schedule I annexed hereto.

(B)   the legality, validity and enforceability of the agreements listed in the
      Schedule II annexed hereto (collectively, the "Agreements");


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(C)   the legality of the transactions and business operations of the PRC Group
      Entities as described in the Prospectus, and

(D)   certain matters relating to the Underwriting Agreement.

This legal opinion is rendered on the basis of the laws and regulations of the PRC effective as at the date hereof. There is no guarantee that any such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

PRC Laws hereinafter in this opinion refer to all laws promulgated prior to and in force as of the date hereof, which, for the purpose of this opinion, include the laws, regulations, rules, orders, rulings, notices or circulars publicly promulgated by any legislative, judicial or executive bodies of the PRC. For the purpose of this opinion, PRC Laws do not include the laws of the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan. We have reviewed such PRC Laws which, in our view, are relevant and necessary for us to render the opinions expressed below.

We do not purport to be an expert on and to be generally familiar with or qualified to express legal opinions based on any laws other than the PRC Laws. Accordingly, we express or imply no opinion herein based on the laws of any jurisdiction other than the PRC.

As used herein, "PRC Authorities" means any national, provincial or local legislative, or administrative authorities, agencies, bureaus or commissions in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, regulatory, or taxing authority or power of similar nature in the PRC; and "Approvals" means all approvals, consents, permits, licenses, concessions, waivers, sanctions, certificates, authorizations, filings, disclosures, registrations, exemptions, endorsements, annual inspections and qualifications required by any PRC Authorities pursuant to any PRC Laws. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, Approvals and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, originals or copies of the Agreements and certificates issued by PRC Authorities and officers of the Company.

In examination of the documents and for the purpose of giving this opinion, we have assumed without further inquiry:

(A) the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies;

(B) the truthfulness, accuracy and completeness of all factual statements in the documents; and

(C) that all parties to the Agreements (other than the PRC Group Entities, Jason Nanchun Jiang, Jimmy Wei Yu and other PRC individuals) have the requisite power and authority to enter into the Agreements and to perform their obligations thereunder, that all parties to the Agreements (other than the PRC Group Entities, Jason Nanchun Jiang, Jimmy Wei Yu and other PRC individuals) have duly authorized, executed and delivered the relevant Agreements and that none of the Agreements has been revoked, amended, varied, cancelled or supplemented as of the date of this opinion.


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Based on the foregoing, we are of the opinion that:

1. Each of Focus Media Technology and New Focus Media Technology has been duly incorporated and is validly existing as a wholly foreign owned enterprise with legal person status and limited liability under PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with, PRC Laws. All of the registered capital of New Focus Media Technology has been fully paid [and USD23 million of the registered capital of Focus Media Technology has been paid with USD15 million to be paid up before February 26th, 2007]. All the equity interest of Focus Media Technology and New Focus Media Technology is owned by Focus Media (China) Holding Limited ("Focus Media Hong Kong") and, to the best of our knowledge after due inquiry, such equity interest is owned free and clear of any security interest, mortgage, pledge, lien, charge, claim, option or other third party right (collectively, "Encumbrances").

2. Framedia Investment was duly organized and is validly existing as a wholly foreign owned enterprise with legal person status and limited liability under PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with, PRC Laws. All of the registered capital of Framedia Investment has been fully paid and, to the best of our knowledge after due inquiry, all the equity interest of Framedia Investment is owned by Infoachieve Limited ("Infoachieve") free and clear of any Encumbrances.

3. Dotad Technology was duly organized and is validly existing as a wholly foreign owned enterprise with legal person status and limited liability under PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with, PRC Laws. All of the registered capital of Dotad Technology has been fully paid and, to the best of our knowledge after due inquiry, all the equity interest of Dotad Technology is owned by Dotad Media Holdings Limited ("Dotad Holdings") free and clear of any Encumbrances.

4. Jinglongtian Technology was duly organized and is validly existing as a wholly foreign owned enterprise with legal person status and limited liability under PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with, PRC Laws. All of the registered capital of Jinglongtian Technology has been fully paid and, to the best of our knowledge after due inquiry, all the equity interest of Jinglongtian Technology is owned by Appreciate Capital Ltd.("ACL") free and clear of any Encumbrances.

5. New Allyes Technology was duly organized and is validly existing as a wholly foreign owned enterprise with legal person status and limited liability under PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with, PRC Laws. All of the registered capital of New Allyes Techology has been fully paid and, to the best of our knowledge after due inquiry, all the equity interest of New Allyes Technology is owned by Allyes (China) Holdings Company Limited ("Allyes Holdings") free and clear of any Encumbrances.

6. Each of Focus Media Advertisement, New Focus Media Advertisement, Focus Media Digital, Focus Media Advertising Agency, New Structure Advertisement, Framedia Advertisement, Guangdong Framedia, Focus Media Wireless, Shenzhen


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      E-Time, Focus Media Defeng, and the Advertising Subsidiaries, has been duly organized and is validly existing as a limited liability company under PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with, PRC Laws.

7. All of the registered capital of Focus Media Advertisement has been fully paid and 85% of the equity interest of Focus Media Advertisement is owned by Jason Nanchun Jiang and the rest 15% is owned by Jimmy Wei Yu and, to the best of our knowledge after due inquiry, such equity interest is owned by each of Jason Nanchun Jiang and Jimmy Wei Yu free and clear of any Encumbrances, except as described in the Pricing Disclosure Package as of the Applicable Time. Each of Jason Nanchun Jiang and Jimmy Wei Yu is a PRC citizen. Each of the Advertising Branches has been duly established and is validly existing with its business license in full force and effect under PRC Laws.

8. All of the registered capital of New Focus Media Advertisement has been fully paid and 90% of the equity interest of New Focus Media Advertisement is owned by Focus Media Digital and the rest 10% is owned by Focus Media Advertisement and, to the best of our knowledge after due inquiry, such equity interest is owned by each of Focus Media Digital and Focus Media Advertisement free and clear of any Encumbrances, except as described in the Pricing Disclosure Package as of the Applicable Time.

9. All of the registered capital of Focus Media Digital has been fully paid and 90% of the equity interest of Focus Media Digital is owned by Focus Media Technology and the rest 10% is owned by Focus Media Advertisement and, to the best of our knowledge after due inquiry, except as described in the Pricing Disclosure Package as of the Applicable Time, such equity interest is owned by each of them free and clear of any Encumbrances.

10. All of the registered capital of Focus Media Advertising Agency has been fully paid and 90% of the equity interest of Focus Media Advertising Agency is owned by Focus Media Advertisement and the rest 10% is owned by Jimmy Wei Yu and, to the best of our knowledge after due inquiry, except as described in the Pricing Disclosure Package as of the Applicable Time, such equity interest is owned by each of them free and clear of any Encumbrances.

11. All of the registered capital of New Structure Advertisement has been fully paid and 90% of the equity interest of New Structure Advertisement is owned by Focus Media Advertisement and the rest 10% is owned by Focus Media Advertising Agency and, to the best of our knowledge after due inquiry, except as described in the Pricing Disclosure Package as of the Applicable Time, such equity interest is owned by each of them free and clear of any Encumbrances.

12. All of the registered capital of Framedia Advertisement has been fully paid and 90% of the equity interest of Framedia Advertisement is owned by Focus Media Advertisement and the rest 10% is owned by Focus Media Advertising Agency and, to the best of our knowledge after due inquiry, except as described in the Pricing Disclosure Package as of the Applicable Time, such equity interest is owned by each of them free and clear of any Encumbrances.

13. All of the registered capital of Guangdong Framedia has been fully paid and 90% of


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      the equity interest of Guangdong Framedia is owned by Focus Media
      Advertisement and the rest 10% is owned by Focus Media Advertising Agency and, to the best of our knowledge after due inquiry, except as described in the Pricing Disclosure Package as of the Applicable Time, such equity interest is owned by each of them free and clear of any Encumbrances.

14. All of the registered capital of Focus Media Wireless has been fully paid and 90% of the equity interest of Focus Media Wireless is owned by Focus Media Advertisement and the rest 10% is owned by Focus Media Advertising Agency and, to the best of our knowledge after due inquiry, except as described in the Pricing Disclosure Package as of the Applicable Time, such equity interest is owned by each of them free and clear of any Encumbrances.

15. All of the registered capital of Shenzhen E-Time has been fully paid and 70% of the equity interest of Shenzhen E-Time is owned by Jimmy Wei Yu and the rest 30% is owned by Jason Nanchun Jiang, to the best of our knowledge after due inquiry, except as described in the Prospectus, such equity interest is owned by each of them free and clear of any Encumbrances.

16. All of the registered capital of Focus Media Defeng has been fully paid and 90% of the equity interest of Focus Media Defeng is owned by Focus Media Digital and the rest 10% is owned by Focus Media Advertising Agency, to the best of our knowledge after due inquiry, except as described in the Prospectus, such equity interest is owned by each of them free and clear of any Encumbrances.

17. All of the registered capital of each of the Advertising Subsidiaries has been fully paid, and all the equity interests in the Advertising Subsidiaries are owned by Focus Media Advertisement in the percentages set forth in Schedule I annexed hereto, to the best of our knowledge after due inquiry, such equity interests are owned by Focus Media Advertisement free and clear of any Encumbrances, except as described in the Pricing Disclosure Package as of the Applicable Time.

18. Except as described in the Pricing Disclosure Package as of the Applicable Time, each of the PRC Group Entities has full legal right, authority, power and all necessary Approvals to own, use, sell, lease, license and operate its assets and to conduct its business as described in the Pricing Disclosure Package as of the Applicable Time, and none of the Approvals contains any materially burdensome restrictions or conditions not described in the Pricing Disclosure Package as of the Applicable Time. Each of the PRC Group Entities is in compliance with the provisions of such Approvals in all material respects. Except as described in the Pricing Disclosure Package as of the Applicable Time, we are not aware, after due inquiry, of anything that will cause us to reasonably believe that any PRC Authorities are considering modifying, suspending, revoking or not renewing any such Approvals.

19. Except as described in the Pricing Disclosure Package as of the Applicable Time, to the best of our knowledge after due inquiry, none of the PRC Group Entities is (A) in violation of any PRC Laws; (B) in violation of its business license, articles of association, other constitutional documents (if any) or Approvals; (C) in breach or default in the performance or observance of any of the terms or provisions of the Agreements; or (D) apart from the Agreements, in breach or default in the performance or observance of any of the terms or provisions of any contract, license,


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      indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violation, breach or default under clauses (A) and (D) which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, shareholders' equity, results of operations or position, financial or otherwise, of the PRC Group Entities.

20. In the course of our representation of the Company, nothing has come to our attention that would lead us to reasonably believe that except as described in the Pricing Disclosure Package as of the Applicable Time, any of the display placement agreements, frame placement agreements, outdoor LED billboard leasing agreement or cooperation agreements with telecommunications operators would be unenforceable under PRC Laws, provided that you understand that our opinion in this paragraph is based solely on our review of what we believe, based upon our due inquiry with the Company, are representative display placement agreements and frame placement agreements and that we have not performed any comprehensive review of all of the display placement agreements and the frame placement agreements.

21. Each of the PRC Group Entities, Jason Nanchun Jiang, Jimmy Wei Yu and other PRC individuals has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the Agreements to which they are a party, and has authorized, executed and delivered each of the Agreements to which they are a party, and such obligations constitute valid, legal and binding obligations enforceable against each of them in accordance with the terms of each of the Agreements, except as disclosed in the Pricing Disclosure Package as of the Applicable Time. Each of the Agreements is in proper legal form under PRC Laws for the enforcement thereof against each of the PRC Group Entities, Jason Nanchun Jiang, Jimmy Wei Yu and other PRC individuals, as the case may be, in the PRC without further action by any of them.

22. The execution, delivery and performance of each of the Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, will not (A) result in any violation of the business license, articles of association, other constitutional documents (if any ) or Approvals of any of the PRC Group Entities; (B) result in any violation of or penalty under any PRC Laws; or (C) to the best of our knowledge, after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject, except for such violation, breach or default under clauses (B) and (C) which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, shareholders' equity, results or operations or position, financial or otherwise, of the PRC Group Entities.

23. No Approvals are required under any PRC Laws in connection with the control documents listed in section 1 of Schedule II ("Control Documents") or the performance of the terms thereof (except for the approval and filing requirements under the Call Option Agreement and Equity Pledge Agreement described therein), and no stamp duty or similar tax is required to be paid in connection with the Control Documents.


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24.   The Selling Shareholders who are PRC citizens ("PRC Selling Shareholders")
      have full right, power and authority under PRC law to sell, assign, transfer and deliver the Offered Securities delivered by the PRC Selling Shareholders on the Closing Date. No Approvals from the PRC Authorities are required to be obtained or made by the PRC Selling Shareholders for the consummation of the transactions contemplated by the Custody Agreement and the Underwriting Agreement in connection with the sale of the Offered Securities. The execution, delivery and performance of the Custody Agreement and the Underwriting Agreement and the consummation of the transactions therein and herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any PRC Authorities having jurisdiction over the PRC Selling Shareholders or any of his/her properties or any agreement or instrument, known to us to which the PRC Selling Shareholders are a party or by which the PRC Selling Shareholders are bound or to which any of the properties of the PRC
      Selling Shareholders are subject.

25. None of the PRC Group Entities is entitled to any immunity from any legal proceedings or process or from enforcement, execution or attachment in respect of their obligations in the transactions contemplated under any of the Agreements.

26. Except as described in the Pricing Disclosure Package as of the Applicable Time, to the best of our knowledge after due inquiry, there are no legal, arbitration or governmental proceedings pending, threatened or contemplated in the PRC by or against any of the PRC Group Entities, or to which the property of any of them may be subject, which we believe would be determined adversely against any of the PRC Group Entities and, if determined adversely against any of the PRC Group Entities, would individually or in the aggregate have a material adverse effect on the PRC Group Entities.

27. The statements in the Pricing Disclosure Package as of the Applicable Time under the sections entitled "Summary", "Risk Factors", "Taxation" and "Enforcement of Civil Liabilities", to the extent such statements relate to matters of PRC Laws, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

28. The choice of PRC Laws as the governing law in any of the Agreements that by their terms are governed by PRC Laws is a valid choice of governing law and will be binding on the parties to the relevant Agreement.

29. Except as disclosed in the Pricing Disclosure Package as of the Applicable Time, all dividends declared and payable upon the equity interests in each of Focus Media Technology and New Focus Media Technology may under PRC Laws be paid to Focus Media Hong Kong and all dividends declared and payable upon the equity interests in Framedia Investment may under PRC Laws be paid to Infoachieve, and all dividends declared and payable upon the equity interests in Dotad Technology may under PRC Laws be paid to Dotad Holdings, and all the dividends declared and payable upon the equity interests in Jinglongtian Technology may under PRC Laws be paid to ACL, and all dividends declared and payable upon the equity interests in New Allyes Technology may under PRC Laws be paid to Allyes Holdings in each case in Renminbi that may be converted into U.S. dollars, and freely transferred out of the PRC, and all such dividends are not and, except as disclosed in the Pricing Disclosure Package as of the Applicable Time, will not be subject to withholding or


                                       8
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      other taxes under PRC Laws and, except as disclosed in the Pricing
      Disclosure Package as of the Applicable Time, are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any authorization from any PRC Authorities in the PRC.

30. The Underwriters will not be deemed to be resident, domiciled, carrying on business or subject to taxation in the PRC solely by reason of its execution, delivery, performance or enforcement of, or the consummation of any transaction contemplated by, the Underwriting Agreement, the Deposit Agreement or any other document furnished thereunder.

31. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to any PRC Authorities in connection with (A) the deposit with the Depositary of Shares against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company and Selling Shareholders of the ADSs and the Shares to or for the respective accounts of the Underwriters or (C) the sale and delivery outside PRC by the Underwriters of the ADSs and the Shares to the initial purchasers thereof in the manner contemplated in the Underwriting Agreement.

32. The (A) irrevocable submission of each of the Company and the Selling Shareholders to the jurisdiction of any New York Court, (B) waiver by each of the Company and the Selling Shareholders of any objection to the venue of a proceeding in a New York Court, (C) waiver and agreement not to plead an inconvenient forum, (D) waiver of sovereign immunity, and (E) agreement of each of the Company and the Selling Shareholders that the Underwriting Agreement, the Deposit Agreement, the Custody Agreements and the Powers of Attorney (collectively, the "Underwriting Documents") shall be construed in accordance with and governed by the laws of the State of New York, in each case is legal, valid and binding under PRC Laws and any judgment obtained in a New York Court arising out of or in relation to the obligations of each of the Company and the Selling Shareholders under the Underwriting Documents, as applicable, will be recognized by the PRC Authorities, and service of process duly effected in the manner set forth in the Underwriting Documents, will be effective, insofar as PRC Laws is concerned, to confer valid personal jurisdiction over each of the Company and the Selling Shareholders, subject to (i) the relevant PRC Laws including without limitation the PRC Civil Procedural Law and the provisions regarding choice of foreign law under PRC General Principles of Civil Law to the effect that choice of foreign law to circumvent compulsory or prohibitive PRC regulatory provisions is invalid under PRC Laws, and (ii) the conditions described in the section titled "Enforcement of Civil Liabilities" in the Pricing Disclosure Package as of the Applicable Time.

33. The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene PRC Laws.

34. The (A) issue and sale of the ADSs being delivered at such Time of Delivery, (B) deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at such Time of Delivery,
      (C) compliance by the Company with all of the provisions of the Underwriting Agreement, the Deposit Agreement and the Custody Agreements
      (D) compliance by each of the Selling Shareholders with all of the provisions of the Underwriting Documents, and (E) consummation of the transaction contemplated under the Underwriting Documents, in each case will

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      not (i) result in any violation of or penalty under any PRC Laws, or (ii)
      result in any violation or breach of the business license, articles of association or other constitutional or organizational documents of the PRC Group Entities, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the PRC Group Entities is a party or by which any of the PRC Group Entities is bound or to which any of the property or assets of any of the PRC Group Entities is subject, except for such violation, breach or default under clauses (i) and (iii) which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, shareholders' equity, results of operations or position, financial or otherwise, of the PRC Group Entities and which would not prevent the transactions in clauses
      (A), (B), (C), (D) and (E) of this paragraph from occurring.

35. Except as disclosed in the Pricing Disclosure Package as of the Applicable Time, no Approvals are required for the Underwriters and the Company in connection with the issue and sale of the ADSs, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at such Time of Delivery or the consummation of the transactions contemplated by the Underwriting Documents.

Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package as of the Applicable Time or the Prospectus (except as otherwise specifically stated in opinion 25 above), we have no reason to believe
(A) that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which we need to express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) that the Pricing Disclosure Package, as of the Applicable Time (other than the financial statements and related schedules therein, as to which we need to express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which we need to express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (D) that, as of such Time of Delivery, the Registration Statement, or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which we need to express no opinion), contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (E) that, as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which we need to express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion, as it relates to the enforceability of the Agreements, the Underwriting Documents or any other agreements to which any of the PRC Group Entities, Jason Nanchun

Jiang, Jimmy Wei Yu or other PRC individuals is a party, is subject to (A) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) possible judicial or administrative actions or any PRC Laws affecting creditors' rights, and (C) certain equitable, legal or statutory principles affecting the enforceability of contractual rights generally under concepts of public interest, interests of the State, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in the Prospectus included in such Registration Statement. In giving such consent, we do not hereby admit that we fall within the category of the person whole consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder. This opinion is delivered solely to you and solely for the purpose of and in connection with the Registration Statement publicly submitted to the Securities and Exchange Commission on the date of this opinion.

Yours faithfully,





GLOBAL LAW OFFICE

                                   SCHEDULE I

                        LIST OF ADVERTISING SUBSIDIARIES

               NAME OF SUBSIDIARY                                                  PERCENTAGE ACQUIRED
Shenzhen Bianjie Building Advertisement Co. Ltd.                                           99%

Shanghai Fengjing Advertisement Co., Ltd.                                                  95%

Shanghai Target Media Co., Ltd.                                                            90%

Beijing Focus Media Wireless Co., Ltd.                                                     90%

Guangzhou Feisha Advertisement Co., Ltd.                                                   90%

Shanghai Perfect Media Advertising Agency Co., Ltd                                         90%

Qingdao Focus Media Advertisement Co., Ltd.                                                90%

Changsha Focus Media Shiji Advertisement Co., Ltd.                                         90%

Hebei Focus Media Advertising Co. Ltd.                                                     90%

Dalian Focus Media Advertising Co., Ltd.                                                   90%

Nanjing Focus Media Advertising Co., Ltd.                                                  90%

Sichuan Focus Media Advertising Co., Ltd                                                   90%

Shanghai Qianjian Advertising Co., Ltd                                                     90%

Guangzhou Fuke Advertising Co., Ltd.                                                       90%

Zhuhai Focus Media Culture Communication Co., Ltd.                                         90%

Hefei Fukesi Advertising Co., Ltd.                                                         90%

Xiamen Focus Media Advertising Co., Ltd.                                                   90%

Shijiazhuang Focus Media Huihuang Commercial Advertisement Co.,Ltd                         90%

Liaoning Framedia Advertisement Co., Ltd.                                                  90%

Yunnan Focus Media Advertising Co., Ltd                                                   89.5%

Zhengzhou Focus Media Advertisement Co., Ltd.                                              84%

Jinan Focus Media Advertising Co., Ltd.                                                    80%

Tianjin Focus Media Tongsheng Advertising Co., Ltd.                                        80%

Zhejiang Ruihong Focus Media Advertising                                                   80%
Communication Co., Ltd.

Wuhan Ge Shi Focus Media Advertising Co., Ltd.                                             75%

Fuzhou Fukesi Culture and Communication Co., Ltd.                                          70%

Xi'an Focus Media Advertising and Information Co., Ltd.                                    70%

Shenyang Focus Media Advertising Co., Ltd.                                                 70%

Beijing Yangshi Sanwei Advertisement Co., Ltd.                                             70%

Chongqing Geyang Focus Media Culture                                                       60%
Communication Co., Ltd.

Shanghai Jiefang Focus Media Advertisement Co., Ltd.                                       60%

Shanghai On-Target Advertisement Co., Ltd.                                                 60%

Dongguan Focus Media Advertisement Co., Ltd.                                               50%

                                   SCHEDULE II

                                   AGREEMENTS

SECTION 1   CONTROL AGREEMENTS

1. Control Agreements among Jason Nanchun Jiang, Jimmy Wei Yu, Shanghai Focus Media Advertisement Co., Ltd., Focus Media Technology (Shanghai) Co., Ltd., and the Subsidiaries of Shanghai Focus Media Advertisement Co., Ltd..

      (1) Call Option Agreement, dated as of March 28, 2005, among Jason Nanchun Jiang, Jimmy Wei Yu, Shanghai Focus Media Advertisement Co., Ltd., Focus Media Technology (Shanghai) Co., Ltd. and the Subsidiaries of Shanghai Focus Media Advertisement Co., Ltd;

      (2) Shareholders' Voting Rights Proxy Agreement, dated as of March 28, 2005, among Jason Nanchun Jiang, Jimmy Wei Yu, between Shanghai Focus Media Advertisement Co., Ltd., Focus Media Technology (Shanghai) Co., Ltd. and the Subsidiaries of Shanghai Focus Media Advertisement Co., Ltd;

      (3) Equity Pledge Agreement, dated as of March 28, 2005, among Jason Nanchun Jiang, Jimmy Wei Yu, Shanghai Focus Media Advertisement Co., Ltd., Focus Media Technology (Shanghai) Co., Ltd., Focus Media Digital Information Technology (Shanghai) Co., Ltd. and the Subsidiaries of Shanghai Focus Media Advertisement Co., Ltd;

      (4) Equity Trust Agreement, dated as of March 28, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Focus Media Technology (Shanghai) Co., Ltd.;

      (5) Loan Agreement, dated as of March 28, 2005, among Jimmy Wei Yu, Focus Media Technology (Shanghai) Co., Ltd., and Shanghai Focus Media Advertisement Co., Ltd.;

      (6) Loan Agreement, dated as of March 28, 2005, between Jason Nanchun Jiang and Focus Media Technology (Shanghai) Co., Ltd.

2. Control Agreements among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Shanghai Framedia Investment Consulting Co., Ltd., Shanghai New Structure Advertisement Co., Ltd., Shanghai Framedia Advertisement Development Co., Ltd.

      (1) Call Option Agreement, dated as of January 13, 2006, among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Shanghai Framedia Investment Consulting Co., Ltd., Shanghai New Structure Advertisement Co., Ltd., and Shanghai Framedia Advertisement Development Co., Ltd.;

      (2) Shareholders' Voting Rights Proxy Agreement, dated as of January 13, 2006, among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Shanghai Framedia Investment Consulting Co., Ltd., Shanghai New Structure Advertisement Co., Ltd., and Shanghai Framedia Advertisement Development Co., Ltd.;

      (3) Equity Pledge Agreement, dated as of January 13, 2006, among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Shanghai Framedia Investment Consulting Co., Ltd., Shanghai New Structure Advertisement Co., Ltd., and Shanghai Framedia Advertisement Development Co., Ltd.

3. Control Agreement among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Shanghai Framedia Investment Consulting Co., Ltd. and Guangdong Shiji Shenghuo Advertisement Co., Ltd.

      (1) Call Option Agreement, dated as of May 22, 2006, among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Shanghai Framedia Investment Consulting Co., Ltd. and Guangdong Shiji Shenghuo Advertisement Co., Ltd.;

      (2) Shareholders' Voting Rights Proxy Agreement, dated as of May 22, 2006, among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Shanghai Framedia Investment Consulting Co., Ltd. and Guangdong Shiji Shenghuo Advertisement Co., Ltd.;

      (3) Equity Pledge Agreement, dated as of May 22, 2006, among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Shanghai Framedia Investment Consulting Co., Ltd. and Guangdong Shiji Shenghuo Advertisement Co., Ltd.

4. Control Agreements among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Beijing Dotad Technology Co., Ltd and Beijing Focus Media Wireless Co., Ltd.

      (1) Call Option Agreement, dated as of May 22, 2006, among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Beijing Dotad Technology Co., Ltd and Beijing Focus Media Wireless Co., Ltd.;

      (2) Shareholders' Voting Rights Proxy Agreement, dated as of May 22, 2006, among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Beijing Dotad Technology Co., Ltd and Beijing Focus Media Wireless Co., Ltd.;

      (3) Equity Pledge Agreement, dated as of May 22, 2006, among Shanghai Focus Media Advertisement Co., Ltd, Shanghai Focus Media Advertising Agency Co., Ltd, Beijing Dotad Technology Co., Ltd and Beijing Focus Media Wireless Co., Ltd.

SECTION 2   ACQUISITION AGREEMENTS

1.    Acquisition of Shanghai Target Media Co., Ltd.

      Share Purchase Agreement, dated as of May 22, 2006, among Shanghai Focus Media Advertisement Co., Ltd., Shanghai Dianyang Digital Media Technology Co., Ltd., Yu Feng, Lu Yongqing and Shanghai Zhuoyue Manager Information Co., Ltd.

2.    Acquisition of Shanghai Framedia Advertisement Development Co., Ltd.

      Share Purchase Agreement, dated as of December 20, 2005, among Shanghai Focus Media Advertisement Co., Ltd., Shanghai Focus Media Advertising Agency Co., Ltd., Liu Shisheng, Wang Gongquan, Liu Lei and Shi Yong.

3.    Acquisition of Shanghai New Structure Advertisement Co., Ltd.

      Share Purchase Agreement, dated as of December 20, 2005, among Shanghai Focus Media Advertisement Co., Ltd., Shanghai Focus Media Advertising Agency Co., Ltd., Yin Yue and Liu Lei.

4.    Acquisition of Guangdong Shiji Shenghuo Advertisement Co., Ltd.

      Share Purchase Agreement, dated as of November 5, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Liu Lei.

5.    Acquisition of Beijing Focus Media Wireless Co., Ltd.

      Share Purchase Agreement, dated as of March 16, 2006, between Shanghai Focus Media Advertisement Co., Ltd., Shanghai Focus Media Advertising Agency Co., Ltd, Xu Maodong and Zhou Fang.

6.    Acquisition of Beijing Yangshi Sanwei Advertisement Co., Ltd.

      Share Purchase Agreement, dated as of August 31, 2006, between Shanghai Focus Media Advertisement Co., Ltd., Zhang Qingyong and Wang Yongmei.

7.    Acquisition of Yunnan Focus Media Advertising Co., Ltd.

      (1) Share Purchase Agreement, dated as of July 14, 2004, between Hu Jun and Shanghai Focus Media Advertisement Co., Ltd.;

      (2) Share Purchase Agreement, dated as of July 9, 2004, between Yunnan Jiedi Advertisement Project Co., Ltd. and Shanghai Focus Media Advertisement Co., Ltd.;

      (3) Share Purchase Agreement, dated as of July 9, 2004, between Yunnan Mingyuan Advertisement Co., Ltd. and Shanghai Focus Media Advertisement Co., Ltd.;

      (4) Share Purchase Agreement, dated as of November 2, 2004, between Yunnan Yike Communication Co., Ltd. and Shanghai Focus Media Advertisement Co., Ltd.;

      (5) Share Purchase Agreement, dated as of November 2, 2004, between Yunnan Jiedi Advertisement Project Co., Ltd. and Shanghai Focus Media Advertisement Co., Ltd.;

      (6) Share Purchase Agreement, dated as of April 19, 2006, among Hu Jun, Focus Media Holding Limited, Landifo Technologies Inc and Yunnan Focus Media Advertising Co., Ltd.

8.    Acquisition of Wuhan Geshi Focus Media Advertising Co., Ltd.

      (1) Share Purchase Agreement, dated as of March 25, 2004, between Ge Jun and Shanghai Focus Media Advertisement Co., Ltd.;

      (2) Share Purchase Agreement, dated as of March 25, 2004, between Zhang Junxun and Shanghai Focus Media Advertisement Co., Ltd.;

      (3) Share Purchase Agreement, dated as of March 6, 2006, between Zhang Junxun and Shanghai Focus Media Advertising Agency Co., Ltd.;

      (4) Share Purchase Agreement, dated as of March 6, 2006, between Zhou Guanghua and Shanghai Focus Media Advertising Agency Co., Ltd.;

      (5) Share Purchase Agreement, dated as of March 6, 2006, between Yang Jianfeng and Shanghai Focus Media Advertising Agency Co., Ltd.

9.    Acquisition of Changsha Focus Media Shiji Advertisement Co., Ltd.

      Share Purchase Agreement, dated as of September 25, 2004, among Shanghai Hechuang Information Technology Co., Ltd., Jimmy Wei Yu and Shanghai Focus Media Advertisement Co., Ltd.

10.   Acquisition of Hebei Focus Media Advertisement Co., Ltd.

      (1) Share Purchase Agreement, dated as of May 20, 2005, between Zhu Sui Bao and Shanghai Focus Media Advertising Agency Co., Ltd.;

      (2) Share Purchase Agreement, dated as of March 22, 2005, between Zhang Long Xin and Shanghai Focus Media Advertisement Co., Ltd.

11.   Acquisition of Guangzhou Feisha Advertisement Co., Ltd.

      Share Purchase Agreement, dated as of April 24, 2006, among Zhang Liang, Li Jian, Zhang Wenhua, Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Focus Media Advertising Agency Co., Ltd.

12.   Acquisition of Nanjing Focus Media Advertising Co. Ltd.

      (1) Share Purchase Agreement, dated as of July 15, 2004, between Wang Biao and Shanghai Focus Media Advertisement Co., Ltd.;

      (2) Share Purchase Agreement, dated as of July 15, 2004, between Chen Xu and Shanghai Focus Media Advertisement Co., Ltd.

13.   Acquisition of Shanghai Perfect Media Advertising Agency Co., Ltd.

      Share Purchase Agreement, dated as of November 20, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Jingsheng Network Development Co., Ltd.

14. Acquisition of Shenyang Focus Media Advertising Co., Ltd. Share Purchase Agreement, dated as of August 3, 2005, among Liaoning Hongyuan Electronic Co., Ltd., Shenyang Mingqi Trading Co., Ltd. and Shanghai Focus Media Advertisement Co., Ltd.

15.   Acquisition of Focus Media Tongsheng Advertisement Co., Ltd

      (1) Share Purchase Agreement, dated as of January 25, 2005, between Ma Rong and Shanghai Focus Media Advertisement Co., Ltd.;

      (2) Share Purchase Agreement, dated as of January 25, 2005, between Shi Tong and Shanghai Focus Media Advertisement Co., Ltd.;

      (3) Share Purchase Agreement, dated as of January 25, 2005, between Shi Ge and Shanghai Focus Media Advertisement Co., Ltd.

16.   Acquisition of Xiamen Focus Media Advertising Co., Ltd.

      (1) Share Purchase Agreement, dated as of March 4, 2005, among Xiamen Guomao Group Joint Stock Co., Xiamen Guomao Real Estate Co., Ltd., Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Focus Media Advertising Agency Co., Ltd.;

      (2) Certificate of Testimony (code No.: (05) Xia Chan Jian Zi No. 18) dated as of March 14, 2005, issued by Xiamen Assets and Equity Exchange Center in relation to the legality of the Share Purchase Agreement among Xiamen Guomao Group Joint Stock Co., Xiamen Guomao Real Estate Co., Ltd., Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Focus Media Advertising Agency Co., Ltd.

17. Acquisition of Zhejiang Ruihong Focus Media Advertising Communication Co., Ltd.

      (1) Share Purchase Agreement, dated as of September 6, 2004, among Zhejiang Lingzhi Fine Chemical Co., Ltd., Gen Xiao Hong and Jason Nanchun Jiang;

      (2) Share Purchase Agreement, dated as of December 7, 2004, between Jason Nanchun Jiang and Shanghai Focus Media Advertisement Co., Ltd.

18.   Acquisition of Fuzhou Fukesi Culture and Communication Co., Ltd.

      Share Purchase Agreement, dated as of December 12, 2005, between Zhen Ming and Shanghai Focus Media Advertisement Co., Ltd.

19.   Acquisition of Jinan Focus Media Advertising Co., Ltd.

      (1) Share Purchase Agreement, dated as of December 6, 2005, between Zhang Jun and Shanghai Focus Media Advertising Agency Co., Ltd.;

      (2) Share Purchase Agreement, dated as of December 6, 2005, between Zhang Li and Shanghai Focus Media Advertisement Co., Ltd.

20.   Acquisition of Shenzhen Bianjie Building Advertisement Co., Ltd.

      Share Purchase Agreement, dated as of August 15, 2005, among Shenzhen Bianjie Advertisement Information Technology Co., Ltd., Fang Ai Guo, Shanghai Focus Media Advertisement Co., Ltd., and Shanghai Focus Media Advertising Agency Co., Ltd.

21.   Acquisition of Dongguan Focus Media Advertisement Co., Ltd.

      Share Purchase Agreement, dated as of February 27, 2006, among Li Ri Qin, Zhou Jin Bo, Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Focus Media Advertising Agency Co., Ltd.

22.  Acquisition of Dalian Focus Media Advertising Co., Ltd.

      (1) Share Purchase Agreement, dated as of September 25, 2004, between Shanghai Hechuang Information Technology Co., Ltd and Jimmy Wei Yu.

      (2) Share Purchase Agreement, dated as of October 15, 2004, between Jimmy Wei Yu and Shanghai Focus Media Advertisement Co., Ltd.

23.   Acquisition of Qingdao Focus Media Advertisement Co., Ltd.

      (1) Share Purchase Agreement, dated as of September 25, 2004, between Shanghai Hechuang Information Technology Co., Ltd. and Jimmy Wei Yu.

      (2) Share Purchase Agreement, dated as of October 15, 2004, between Jimmy Wei Yu and Shanghai Focus Media Advertisement Co., Ltd.\

24.   Acquisition of Shanghai Qianjian Advertising Co., Ltd.

      Share Purchase Agreement, dated as of October 15, 2004, among Wang Liang, Zhang Yu Qing, Jimmy Wei Yu and Shanghai Focus Media Advertisement Co., Ltd.

25.   Acquisition of Guangzhou Fuke Advertising Co., Ltd

      Share Purchase Agreement, dated as of March 25, 2005, among Liu Shisheng, Liu Lei, Zhao Haiqi, Shi Yong, Jimmy Wei Yu and Shanghai Focus Media Advertisement Co., Ltd.

26.   Acquisition of Zhuhai Focus Media Culture Communication Co., Ltd.

      Share Purchase Agreement, dated as of January 12, 2005, among Huizhou Focus Media Culture and Communication Co., Ltd., Huang Jianwei, Jimmy Wei Yu and Shanghai Focus Media Advertisement Co., Ltd.

27.   Acquisition of Xi'an Focus Media Advertising and Information Co., Ltd.

      Share Purchase Agreement, dated as of February 26, 2005, between Zhang Junrong and Shanghai Focus Media Advertisement Co., Ltd.

28.   Acquisition of Chongqing Geyang Focus Media Culture Communication Co. Ltd.

      (1) Share Purchase Agreement, dated as of September 20, 2004, among Li Zonghao, Wei Xiaoli, Li Hongmei and Jason Nanchun Jiang.

      (2) Share Purchase Agreement, dated as of December 7, 2004, between Jason Nanchung Jiang and Shanghai Focus Media Advertisement Co., Ltd.

29.   Acquisition of Shanghai On-Target Advertisement Co., Ltd.

      Share Purchase Agreement, dated as of April 9, 2004, between Jimmy Wei Yu and Shanghai Focus Media Advertisement Co., Ltd.

30.   Acquisition of Shenzhen E-Time Commercial Consulting, Co., Ltd.

      Share Purchase Agreement, dated as of January 11, 2006, between Shenzhen E-Time Advertisement Co., Ltd and Jason Nanchun Jiang.

31. Acquisition of Shijiazhuang Focus Media Huihuang Commercial Advertisement Co.,Ltd

      (1) Share Purchase Agreement, dated as of December 1, 2006, between Shanghai Focus Media Advertisement Co., Ltd. and Yu Mi.

      (2) Share Purchase Agreement, dated as of December 1, 2006, between Shanghai Focus Media Advertisement Co., Ltd. and Zhang Ruijun.

32.   Acquisition of Shanghai Fengjing Advertisement Co., Ltd.

      (1) Share Purchase Agreement, dated as of November 10, 2006, between Shanghai Focus Media Advertisement Co., Ltd. and Xu Tianyuan.

      (2) Share Purchase Agreement, dated as of November 10, 2006, between Shanghai Focus Media Advertisement Co., Ltd. and Li Xiaoyi.

33.   Acquisition of Liaoning Framedia Advertisement Co., Ltd.

      (1) Share Purchase Agreement between Shanghai Focus Media Advertisement Co., Ltd. and He Yuqiu.

      (2) Share Purchase Agreement between Shanghai Focus Media Advertisement Co., Ltd. and Zhao Yunfang.

34.   Zhengzhou Focus Media Advertisement Co., Ltd.

      (1) Share Purchase Agreement between Shanghai Focus Media Advertisement Co., Ltd. and Cheng Li.

      (2) Share Purchase Agreement between Shanghai Focus Media Advertisement Co., Ltd. and Dai Qizhu.

SECTION 3   PLACEMENT AGREEMENTS

1. Placement Agreement, dated as of November 5, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Daguangming Movie Advertisement Co., Ltd.; and a Supplementary Agreement dated as of February 28, 2005;

2. Placement Agreement, dated as of July 2, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Pudong Longyu Real Estate Development Co., Ltd.; a Supplementary Agreement dated as of May, 2005;

3. Placement Agreement, dated as of November 27, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Industrial Property Management Co., Ltd.;

4. Placement Agreement between Shanghai Focus Media Advertisement Co., Ltd., and Shanghai Jinmao Plaza Advertisement Co., Ltd.;

5. Placement Agreement, dated as of November 11, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Xinmei Twin Tower Property Management Co., Ltd.;

6. Placement Agreement, dated as of May 21, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai New Century Real Estate Services Co., Ltd.; a Supplementary Agreement dated as of June 7, 2005;

7. Placement Agreement, dated as of July 30, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Guangzhou Dongshan Department Stores Joint Stock Co., Ltd.;

8. Placement Agreement, dated as of August 1, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Guangzhou Guangxuneng Economic Development Co., Ltd.;

9. Placement Agreement, dated as of March 17, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Dalian Sanhe Plaza Co., Ltd.;

10. Placement Agreement, dated as of March 13, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Qingdao Jiaoyun Xingtong Automobile Services Co., Ltd.;

11. Placement Agreement, dated as of December 22, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Yunnan Airport Information Media Co., Ltd.;

12. Placement Agreement, dated as of September 29, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Chengdu Huaheng Group Real Estate Development Co., Ltd.;

13. Placement Agreement, dated as of November 16, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Nanjing Hilton International Hotel; a Supplementary Agreement dated as of November 20, 2005;

14. Placement Agreement, dated as of August 14, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Nanjing Zhongshan Plaza;

15. Placement Agreement, dated as of August 21, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and CITIC Bank Nanjing Branch;

16. Placement Agreement, dated as of September 18, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Jinling Hotel Joint Stock Co., Ltd.;

17. Placement Agreement, dated as of October 22, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Nanjing Houde Property Management Co., Ltd.; and a Supplementary Agreement dated as of January 17, 2005;

18. Placement Agreement between Shanghai Focus Media Advertisement Co., Ltd. and Hualian Group Jimaisheng Shopping Mall Co., Ltd.;

19. Placement Agreement between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Kangjiao Legou Supermarket Co. Ltd.;

20. Placement Agreement dated as of June 22, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Zhenning Gelou Shenghuo Shopping Co. Ltd.;

21. Placement Agreement between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Yimaide Supermarket Co., Ltd;

22. Placement Agreement dated as of March 30, 2006, between Shanghai Focus Media Advertisement Co., Ltd. and Ningbo Sanjiang Shopping Club Co., Ltd.;

23. Placement Agreement dated as of March 22, 2006, between Shanghai Focus Media Advertisement Co., Ltd. and Qingdao Liqun Sifang Shopping-Square Co., Ltd.;

24. Placement Agreement dated as of August 12, 2005, between Shanghai Focus Media Advertisement Co., Ltd., Guangzhou Branch and Guangzhou Seven-Eleven Convenient Store Co., Ltd.


SECTION 4   DISTRIBUTION AGREEMENTS

1. Distribution Agreement, dated as of February 25, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Ningbo Youyi Advertisement Development Honding Co., Ltd.;

2. Distribution Agreement, dated as of July 16, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Jiangsu Feishi Advertisement Co., Ltd.;

3. Distribution Agreement, dated as of March 3, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Taizhou Focus Media Center; Confirmation Letter, dated as of March 2, 2006, among Taizhou Juzhong Advertisement Co., Ltd., Taizhou Focus Media Center and Shanghai Focus Media Advertisement Co., Ltd.;

4. Distribution Agreements, dated as of May 17, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Jilin Focus Media Advertisement Co., Ltd.;

5. Distribution Agreements, dated as of January 18, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Nanchang Focus Media Advertisement Co., Ltd.; a Notice Letter, dated as of June 17, 2005, from Shanghai Focus Media Advertisement Co., Ltd. to Nanchang Focus Media Advertisement Co., Ltd.; and a Reply Letter, dated as of June 21, 2005, from Nanchang Focus Media Advertisement Co., Ltd. to Shanghai Focus Media Advertisement Co., Ltd.;

6. Distribution Agreements, dated as of March 1, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Suzhou Jincheng Advertisement Co., Ltd.;

7. Distribution Agreements between Shanghai Focus Media Advertisement Co., Ltd. and Ha'erbin Qianlong Advertisement Co., Ltd.; and a Confirmation Letter, dated as of October 15, 2005, among Haerbin Focus Media Advertisement Co., Ltd., Ha'erbin Qianlong Advertisement Co., Ltd. and Shanghai Focus Media Advertisement Co., Ltd.;

8. Distribution Agreements, dated as of June 17, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Guizhou Hanhe Advertisement Co., Ltd.;

9. Distribution Agreements, dated as of August 29 25, 2004, among Shanghai Focus Media Advertisement Co., Ltd., Hainan Guoyu Advertisement Co., Ltd., Hainan Guoyu Focus Media Co., Ltd. and Hainan Guoyu Target Media Co., Ltd.;

10. Distribution Agreements, dated as of December 31, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Xinjiang Focus Media Information Consultant Co., Ltd.;

11. Distribution Agreements, dated as of July 1, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Shanxi Taiyuan Daxian Trading Advertisement Design Center;

12. Distribution Agreements, dated as of January 12, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Henan Hongchen Advertisement Co., Ltd.;

13. Distribution Agreements, dated as of April 5, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Jinhua Yunke Focus Media Culture Co., Ltd.;

14. Distribution Agreements, dated as of February 6, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Foshan Communication Development Holding Co., Ltd.;

15. Power of Attorney issued by Shanghai Focus Media Advertisement Co., Ltd. to Chanzhou Jinyuan Focus Media Co., Ltd.;

16. Distribution Agreements, dated as of March 8, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Yinrui Machine Import & Export Co., Ltd.;

17. Distribution Agreements, dated as of October 8, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Chengdu Lide Advertisement Co., Ltd.; Supplementary Agreements, dated as of December 21, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Lanzhou Focus Media Advertisement Co., Ltd.; and a Confirmation Letter, dated as of October 15, 2005, among Lanzhou Focus Media Advertisement Co., Ltd., Chengdu Lide Advertisement Co., Ltd. and Shanghai Focus Media Advertisement Co., Ltd.;

18. Distribution Agreements, dated as of May 12, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Fushan Shunde District Tianlong Trading Co., Ltd.;


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

19. Distribution Agreements, dated as of March 28, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Zhuzhou Focus Media Advertisement Co., Ltd.;

20. Distribution Agreements, dated as of December 21, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Zhuzhou Focus Media Advertisement Co., Ltd.;

21. Power of Attorney, dated as of May 30, 2005, issued by Shanghai Focus Media Advertisement Co., Ltd. to Neimenggu Shenkaiyuan Advertisement Co., Ltd.;

22. Distribution Agreements, dated as of April 11, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Neimenggu Shenkaiyuan Advertisement Co., Ltd.;

23. Distribution Agreements, dated as of April 18, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Baotou Deyuan Advertisement Co., Ltd.;

24. Distribution Agreements, dated as of April 28, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Tibet Focus Media Advertisement Co., Ltd.; and a Supplementary Agreements, dated as of January 5, 2006, between Shanghai Focus Media Advertisement Co., Ltd. and Tibet Focus Media Advertisement Co., Ltd.;

25. Distribution Agreements between Shanghai Focus Media Advertisement Co., Ltd. and Jiangmen Pengjiang District Boling Advertisement Co., Ltd.; and a Supplementary Agreements between Shanghai Focus Media Advertisement Co., Ltd. and Jiangmen Pengjiang District Boling Advertisement Co., Ltd.;

26. Distribution Agreement, dated as of May 16, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Shandong Binghua Group Co., Ltd in relation to the distribution of advertisement by Shandong Binghua Group Co., Ltd under the name of "Focus Media" in the region of Bingzhou City;

27. Distribution Agreement, dated as of March 10., 2006, between Shanghai Focus Media Advertisement Co., Ltd and Shandong Binghua Group Co., Ltd in relation to the distribution of advertisement by Shandong Binghua Group Co., Ltd under the name of "Focus Media" in the region of Dongyin City;

28. Distribution Agreement, dated as of June 7, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Taizhou Xianfeng Advertisement Co., Ltd;

29. Distribution Agreement, dated as of June 30, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Jiujiang Focus Media Advertisement Co., Ltd and Supplementary Agreement dated as of January 6, 2006 between the said two parties;

30. Distribution Agreement, dated as of October 10, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Zhenjiang Focus Media Advertisement Co., Ltd Supplementary Agreement dated as of December 13, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Zhenjiang Focus Media Advertisement Co., Ltd;


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

31. Distribution Agreement, dated as of September 2, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Yiancheng Focus Media Advertisement Co., Ltd and Supplementary Agreement dated as of December 12, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Yiancheng Focus Media Advertisement Co., Ltd;

32. Distribution Agreement, dated as of August 5, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Tangshan Haoyang Commerce & Trade Co., Ltd; Confirmation Letter dated as of August 5, 2005 among Shanghai Focus Media Advertisement Co., Ltd, Tangshan Haoyang Commerce & Trade Co., Ltd and Tangshan Focus Media Advertisement Co., Ltd; and Supplementary Agreement dated as of December 30, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Tangshan Haoyang Commerce & Trade Co., Ltd;

33. Distribution Agreement, dated as of October 30, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Xuzhou Blue Classic Advertisement Co., Ltd; Confirmation Letter dated as of November 15, 2005 among Shanghai Focus Media Advertisement Co., Ltd, Xuzhou Blue Classic Advertisement Co., Ltd and Xuzhou Focus Media Advertisement Co., Ltd and Supplementary Agreement dated as of December 12, 2005, between Shanghai Focus Media Advertisement Co., Ltd and Xuzhou Focus Media Advertisement Co., Ltd;

34. Distribution Agreement, dated as of March 20, 2006, between Shanghai Focus Media Advertisement Co., Ltd and Jiangshan Focus Media Advertisement Co., Ltd;

35. Distribution Agreement, dated as of March 11, 2006, between Shanghai Focus Media Advertisement Co., Ltd and Zibo Luzhong News Advertisement Co., Ltd;

36. Distribution Agreement, dated as of April 3, 2006, between Shanghai Focus Media Advertisement Co., Ltd and Handan New Element Advertisement Co., Ltd.;

37. Distribution Agreement, dated as of April 20, 2006, between Shanghai Focus Media Advertisement Co., Ltd and Nanning Touch-Point Advertisement Co., Ltd.;

38. Distribution Agreement, dated as of May 28, 2006, between Shanghai Focus Media Advertisement Co., Ltd and Beijing Guangtianxiangshi International Culture Communication Center;

39. Distribution Agreement, dated as of June 16, 2006, between Shanghai Focus Media Advertisement Co., Ltd and Tongliaochengyuan Advertisement Co., Ltd.;

40. Distribution Agreement, dated as of July 13, 2006, between Shanghai Focus Media Advertisement Co., Ltd and Hebei Fudaweiye Culture Communication Co., Ltd.

SECTION 5   EQUIPMENTS PURCHASE AGREEMENTS

1. Equipment Purchase Agreement, dated as of April 6, 2006, between Focus Media Technology (Shanghai) Co., Ltd and Shanghai Xianshi Electronics Co., Ltd.;

2. Equipment Purchase Agreement between Focus Media Technology (Shanghai) Co., Ltd. and Samsung Electronics (China) Co., Ltd.;

3. Equipment Purchase Agreement dated as of March 27, 2006, between Shanghai New Focus Media Advertisement Co., Ltd and Panasonic Electronic Devices (China) Co., Ltd., Shanghai Branch.


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